REGISTRATION RIGHTS AGREEMENT


      REGISTRATION RIGHTS AGREEMENT dated as of April 1, 1998, among NBTY, INC., a Delaware corporation (the "Corporation"), and the INVESTORS (as hereinafter defined).

      The Investors own or have the right to purchase or otherwise acquire shares of the Common Stock (as hereinafter defined) of the Corporation. The Corporation and the Investors deem it to be in their respective best interests to set forth the rights of the Investors in connection with public offerings and sales of the Common Stock and are entering into this Agreement as a condition to and in connection with the Agreement and Plan of Merger (as hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Corporation and the Investors hereby agree as follows:

      SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      (a) "Agreement and Plan of Merger" means the Agreement and Plan of Merger, dated as of April 1, 1998, among the Corporation, the Investors and the other parties thereto, as the same may be amended from time to time.

      (b) "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      (c) "Common Stock" means the common stock, $0.008 par value per share, of the Corporation.

      (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

      (e) "Investors" means each of MICHAEL C. SLADE, ABRAHAM FELDMAN TRUST F/B/O RUTH SLADE U/A 1/21/91 and ABRAHAM FELDMAN TRUST F/B/O E. STEVEN LENGER U/A 1/21/91 and each additional person who shall execute a counterpart signature page hereto, and includes any successor to, or assignee or transferee of, any such person who or which agrees in writing to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

      (f) "Other Shares" means at any time securities (as defined by the Securities Act) of the Corporation or any of its subsidiaries which do not constitute Primary Shares or Registrable Shares.

      (g) "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Corporation in its treasury.

      (h) "Registrable Shares" means Restricted Shares which constitute Common Stock or any security or right into which such Common Stock is or may be converted or exchanged into, whether or not such right to convert or exchange is contingent upon the payment of money or any other event.

      (i) "Restricted Shares" means shares of Common Stock held by the Investors. As to any particular Restricted Shares, such Restricted Shares shall cease to be Restricted Shares when: (i) such shares have been registered under the Securities Act and the registration statement in connection therewith has been declared effective; or (ii) such shares shall have ceased to be issued and outstanding.

      (j) "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule
144A).

      (k) "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      SECTION 2. Required Registration. From and after the date hereof, if the Corporation shall be requested by any Investor to effect the registration under the Securities Act of Registrable Shares, the Corporation shall promptly effect the registration under the Securities Act of the Registrable Shares which the Corporation has been so requested to register; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

      (a) the Corporation shall not be obligated to file and cause to become effective more than three (3) registration statements initiated pursuant to this Section 2 if under such registration statements all of the Registrable Shares requested to be included therein have been effectively distributed and sold thereunder;

      (b) subject to Section 2(d) below, the Corporation may delay the filing or effectiveness of any registration statement for a period of up to 60 days after the date of a request for registration pursuant to this Section 2 if at the time of such request (i) the Corporation is engaged, or has fixed plans to engage within 60 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares shall include the Registrable Shares that the Investors requested to be so registered pursuant to Section 3 below, or (ii) the Corporation reasonably determines that such registration and offering would interfere with any material transaction that requires disclosure under the Securities Act involving the Corporation, as approved by the Board of Directors; provided, that the Corporation may only so delay the filing or effectiveness of a registration statement once pursuant to clause (i) above and once pursuant to clause (ii) above; and

      (c) with respect to any registration pursuant to this Section 2, the Corporation shall give notice of such registration to the Investors who do not request registration hereunder and to the holders of all Registrable Shares and Other Shares which are entitled to registration rights and the Corporation may include in such registration any Primary Shares, Registrable Shares or Other Shares; provided, however, that, subject to Section 2(d) hereof, with respect to any registration statement, if the managing underwriter advises the Corporation in writing that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

            (i) first, the Registrable Shares of the Investors requested to be included in such registration (or, if necessary, such Registrable Shares pro rata among the Investors thereof based upon the number of Registrable Shares requested to be registered by each such Investor);

            (ii) second, the Primary Shares and the other Registrable Shares held by stockholders other than the Investors which are requested to be included in such registration (or, if necessary, such securities pro rata among the Corporation and the holders thereof based upon the estimated initial offering price of such securities proposed to be included in such registration statement); and

            (iii) third, the Other Shares which are entitled to registration rights.

      (d) Notwithstanding any provision of this Section 2 to the contrary, with respect to the first registration statement initiated pursuant to this
Section 2, unless otherwise agreed by the Investors holding a majority of the Registrable Shares requested to be included in such registration statement, all of such Registrable Shares of the Investors requested to be included in such registration statement shall be so included in such registration statement. The Corporation hereby agrees that, with respect to the first registration statement initiated pursuant to this Section 2, the Corporation shall use its best efforts to successfully market (including pricing) and distribute such Registrable Shares of the Investors within 45 days after the date of a request for registration pursuant to this Section 2.

      (e) If the method of disposition requested by the holders, pursuant to this Section 2, is a firm commitment underwritten public offering, the Corporation shall have the right to designate the managing underwriter of such offering, which underwriter shall be (i) a top 15 investment bank as rated by Securities Data Corp. at the time of such designation and (ii) acceptable to the holders of the Registration Shares holding a majority of such securities, it being acknowledged and agreed that the investment banks listed on Schedule A or their successors shall be acceptable to the Investors.

      (f) At any time before the registration statement covering Registrable Shares becomes effective, the Investors holding a majority of such securities may request the Corporation to withdraw, amend or not to file the registration statement with respect to the proposed sale of the Investor's Registrable Shares. In that event, if such request of withdrawal or amendment shall not have been caused by, or made in response to, the material adverse effect of an event on the business, properties, condition, financial or otherwise, or operations of the Corporation, the Investors shall have used one of their demand registration rights under this Section 2 and the Corporation shall no longer be obligated to register Registrable Shares pursuant to the exercise of such one registration right pursuant to this Section 2 unless either (x) such Registration Statement includes Other Shares not held by the Investors or Primary Shares or (y) the remaining Investors shall pay to the Corporation the expenses incurred by the Corporation through the date of such request.

      SECTION 3. Piggyback Registration. If the Corporation or any of its subsidiaries at any time proposes for any reason to register Primary Shares, Registrable Shares held by stockholders other than the Investors or Other Shares under the Securities Act, it shall promptly give written notice to the Investors of its intention to so register such Primary Shares, Registrable Shares or Other Shares and, upon the written request, delivered to the Corporation within 30 days after delivery of any such notice by the Corporation, of the Investors to include in such registration their Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Common Stock included in such registration, if such securities are included; provided, however, that, subject to Section 3(c) hereof, if the managing underwriter advises the Corporation in writing that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares, Registrable Shares or Other Shares proposed to be registered, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

      (a)   if the Corporation proposes to register Primary Shares:

            (i)   first, the Primary Shares;

            (ii) second, the Registrable Shares (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder; and

            (iii) third, the Other Shares requested to be included in such registration (or, if necessary, such Other Shares pro rata among the holders thereof based upon the estimated initial offering price of the Other Shares requested to be registered by each such holder); or

      (b)   if the Corporation does not propose to register Primary Shares:

            (i) first, the Registrable Shares and the Other Shares held by the parties demanding such registration (or, if necessary, first the Other Shares and then the Registrable Shares, in each case, pro rata among the Corporation and the holders thereof based on the estimated initial offering price of such securities requested to be registered by the Corporation and each such holder); and

            (ii) second, the Registrable Shares and Other Shares (other than shares registered pursuant to Section 3(b)(i) hereof) requested to be registered by the holders thereof (or, if necessary, first the Other Shares and then the Registrable Shares, in each case, pro rata among the Corporation and the holders thereof based on the number of Registrable Shares and Other Shares requested to be registered by the Corporation and such holders); and

      (c) Notwithstanding any provision of this Section 3 to the contrary, with respect to the first registration statement which includes the Registrable Shares of the Investors (whether such first registration statement is the result of a request or demand by the Investors under Section 2 or Section 3), all of the Registrable Shares of the Investors which have been requested or demanded to be included in the such registration statement shall be included in such registration statement. The Corporation hereby agrees that, with respect to the first registration statement including Registrable Shares of the Investors, the Corporation shall use its best efforts to successfully market (including pricing) and distribute such Registrable Shares within 90 days after the Investors delivered the notice by the Investors requesting that Registrable Shares be included in a registration statement.

      SECTION 4. Registrations on Form S-3. Anything contained in Section 2 to the contrary notwithstanding, the Investors shall have the right to request in writing one registration per twelve month period on Form S-3 or any successor form of Registrable Shares, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof and (ii) state the intended method of disposition of such Registrable Shares which method may include a delayed or continuous offering. A requested registration on Form S-3 or any such successor form in compliance with this Section 4 shall count as a registration statement initiated pursuant to Section 2 and shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this Section 4, be subject to Section 2.

      SECTION 5. Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

      (a) cause a registration statement that registers such Registrable Shares to become and remain effective until all of such Registrable Shares have been distributed;

      (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Investors (the "Investors' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

      (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all of such Registrable Shares have been distributed and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

      (d) notify in writing the Investors' Counsel promptly (i) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

      (e) register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the Registrable Shares owned by the Investors; provided, however , that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board of Directors determines to be contrary to the best interests of the Corporation;

      (f) furnish to the Investors holding such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

      (g) cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

      (h) notify the Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this Section 5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investors, prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (i) make available upon reasonable notice and during normal business hours, for inspection by the Investors holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public through no breach or default of any third party with an obligation of confidentiality to the Corporation;

      (j) obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

      (k)   obtain from its counsel an opinion or opinions in customary form;

      (l) continue to provide a nationally recognized transfer agent and nationally recognized registrar for such Registrable Shares;

      (m) issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

      (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or such other national securities exchange as the holders of a majority of such Registrable Shares shall reasonably request;

      (o) comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, audited earnings statements covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

      (p) take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

      Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 5(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5(h) hereof, and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

      SECTION 6. Expenses. All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the succeeding clause of this Section 6) incurred by the Corporation in complying with Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Corporation's counsel and accountants and reasonable fees and expenses of the Investors' Counsel, shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares and Other Shares shall be borne by the holders selling such Registrable Shares and Other Shares, in proportion to the number of Registrable Shares and Other Shares sold by each such holder.

      SECTION 7.   Indemnification.

      (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the holders of Registrable Shares or their counsel or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Investor, underwriter, broker or other person acting on behalf of holders of the Restricted Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and such Investor, underwriter, broker or other person acting on behalf of holders of the Registrable Shares and such final prospectus was delivered to such person with or prior to the written confirmation of the sale of such Registrable Shares to such person.

      (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section
7) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that no Investor shall have any obligation under this Section 7(b) except for statements made by the Investor with respect to the title of the Registrable Shares and the name and information regarding the Investor required to be disclosed in such registration statement; and provided further, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

      (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

      (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      SECTION 8. Information by Holder. The Investors shall furnish to the Corporation such written information regarding the Investors and the distribution proposed by the Investors as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

      SECTION 9. Exchange Act Compliance. The Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Corporation shall cooperate with the Investors in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144. The Corporation shall not take any action which would not require it to be subject to the provisions of the Exchange Act.

      SECTION 10. No Conflict of Rights. The Corporation shall not, after the date hereof, grant any registration rights which conflict with or impair the registrations rights granted hereby.

      SECTION 11. Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares which have not been registered under the Securities Act and distributed to the public in the manner described in the registration statement or registration statements which registered such securities.

      SECTION 12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and the Investors and the respective successors and assigns of the Investors.

      SECTION 13. Assignment. Each Investor may assign his or its rights hereunder; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

      SECTION 14. Entire Agreement. This Agreement contains the entire agreement among the Corporation and the Investors with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

      SECTION 15. Notices. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by cable, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, postage prepaid, return receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

            (i)   if to any Investor:

                  To: Michael C. Slade
                  c/o Herrick, Feinstein LLP
                  2 Park Avenue
                  New York, N.Y. 10016
                  Attention:  Michael Heitner, Esq. and
                              Irwin A. Kishner, Esq.

            (ii)  if to the Corporation:

                  To:  NBTY, Inc.
                  90 Orville Drive
                  Bohemia, New York  11716
                  Attention:  Scott Rudolph and Harvey Kamil

                  with a copy to:

                  Michael C. Duban, P.C.
                  81 Main Street, Suite 205
                  White Plains, New York  10601
                  Attention:  Michael C. Duban, Esq.

      SECTION 16. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Corporation and the holders of at least a majority of the Registrable Shares then outstanding; provided, however, that any amendment to or modification of this Agreement which would not have an adverse affect on the rights of any Investor shall not require the written consent of such Investor.

      SECTION 17. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable if the originally executed counterpart is delivered within a reasonable period thereafter.

      SECTION 18. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.


                     [THE NEXT PAGE IS THE SIGNATURE PAGE]


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Registration Rights Agreement on the date first written above.


/s/ Michael C. Slade
MICHAEL C. SLADE


                                     ABRAHAM FELDMAN TRUST
                                     F/B/O RUTH SLADE


                                     By: /s/ Ruth Slade
                                     ------------------------------------------
                                     Name: Ruth Slade

                                     Title:  Trustee of the Abraham Feldman
                                             Trust F/B/O Ruth Slade U/A 1/21/91
                                             (the "RS Trust"), is signing this
                                             document solely in his fiduciary
                                             capacity, and recourse against the
                                             RS Trust shall be limited solely
                                             to the assets of the RS Trust, and
                                             no recourse shall be had against
                                             the Trustee thereof.


                                     ABRAHAM FELDMAN TRUST
                                     F/B/O E. STEVEN LENGER


                                     By: /s/ E. Steven Lenger
                                     ------------------------------------------
                                     Name: E. Steven Lenger

                                     Title:  Trustee of the Abraham Feldman
                                             Trust F/B/O E. Steven Lenger U/A/
                                             1/21/91 (the "ESL Trust"), is
                                             signing this document solely in
                                             his fiduciary capacity, and
                                             recourse against the ESL Trust
                                             shall be limited solely to the
                                             assets of the ESL Trust, and no
                                             recourse shall be had against the
                                             Trustee thereof.


                                     NBTY, INC.


                                     By: /s/ Scott Rudolph
                                     ------------------------------------------
                                     Name: Scott Rudolph

                                     Title:  President and Chief Executive
                                             Officer